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                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF

                   FLOATING RATE ORIGINAL CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                      OF
                                GBB CAPITAL II

                         UNCONDITIONALLY GUARANTEED BY
                              GREATER BAY BANCORP

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Trust's (as defined below) Floating Rate Original Capital Securities (the "Original Capital Securities") are not immediately available,
(ii) Original Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Original Capital Securities" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Capital Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Capital Securities (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent For The Exchange Offer Is:

                           WILMINGTON TRUST COMPANY

          By Hand, Overnight Delivery, Registered or Certified Mail:

                              Rodney Square North
                           1100 North Market Street
                           Wilmington, DE 19890-0001
                     Attention: Corporate Trust Operations
                     Confirm by Telephone: (302) 651-1562
                    Facsimile Transmissions: (302) 651-1079
                         (ELIGIBLE INSTITUTIONS ONLY)

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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LADIES AND GENTLEMEN:

  The undersigned hereby tenders to GBB Capital II, a Delaware business trust (the "Trust"), and to Greater Bay Bancorp, a California corporation (the "Corporation"), upon the terms and subject to the conditions set forth in the
Prospectus dated       , 1998 (as the same may be amended or supplemented from
time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Original Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Original Capital Securities."

  This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Capital Securities exactly as its (their) name(s) appear on certificates of Original Capital Securities or on a security position listing the owners of Original Capital Securities, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

                           PLEASE SIGN AND COMPLETE

Print Name(s) of Registered Holder(s): ________________________________________

_______________________________________________________________________________

Address: ______________________________________________________________________

_______________________________________________________________________________

Area Code and Telephone Number: _______________________________________________

Signature of Registered Holder(s) or Authorized Signatory: ____________________

Print Name and Title of Authorized Signatory: _________________________________

Total Liquidation Amount of Original Capital Securities Held by Registered
Holder: _______________________________________________________________________

Liquidation Amount of Original Capital Securities Tendered:* __________________

Certificate No(s). of Original Capital Securities (if available): _____________

If Original Capital Securities will be tendered by book-entry transfer, provide DTC Account Number: ___________________________________________________

Dated: ________________________________________________________________________
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* Must be in denominations of a Liquidation Amount of $1,000 and any integral multiple thereof, and not less than $100,000 aggregate Liquidation Amount.

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                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE.)

  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Capital Securities to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

  THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER(S) OF TRANSMITTAL AND THE ORIGINAL CAPITAL SECURITIES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm: _______________________     _____________________________________

                                                 (AUTHORIZED SIGNATURE)


Address: ____________________________     Name: _______________________________

                                                 (PLEASE PRINT OR TYPE)


_____________________________________     Title: ______________________________
                       (ZIP CODE)


Area Code and
Telephone Number: ___________________     Dated: ______________________________

NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL CAPITAL SECURITIES WITH THIS FORM.
       CERTIFICATES FOR ORIGINAL CAPITAL SECURITIES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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